UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 22, 2013

GEORGETOWN  BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-35595	80-0817763
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

2 East Main Street, Georgetown, MA	01833
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  978-352-8600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                                        Other Events

On July 22, 2013, the Board of Directors of Georgetown Bancorp, Inc. (the “Company”) adopted a stock repurchase program.  Under the repurchase program, the Company may repurchase up to 93,765 shares of its common stock, or approximately 5.0% of the outstanding shares following the completion of the existing repurchase program.

On July 22, 2013, the Board of Directors of the Company also declared a quarterly cash dividend of $0.04 per share of common stock.  The dividend will be paid on or about August 19, 2013, to stockholders of record as of the close of business on August 5, 2013.

A copy of the press release announcing these items is included as exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit No.	Description

99.1	Press Release dated July 23, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

GEORGETOWN BANCORP, INC.

DATE: July 24, 2013	By:	/s/ Joseph W. Kennedy
Joseph W. Kennedy
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated July 23, 2013